BYLAWS
                                       OF
                         U.S. BANK NATIONAL ASSOCIATION

                                   ARTICLE I.
                            MEETINGS OF SHAREHOLDERS

      The regular annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at the main banking house of the Association in the City of Minneapolis, Minnesota, or other convenient place duly authorized by the Board of Directors (hereinafter referred to as the "Board"), on the last Thursday in February of each year at 9:30 o'clock A.M. of said day, or such other date or time which the Board may designate at any Board meeting held prior to the required date for sending notice of the annual meeting to the shareholders. The holders of a majority of the outstanding shares entitled to vote, and represented at any annual or special meeting of the shareholders, may choose persons to act as Chairman and as Secretary of the meeting.

                                   ARTICLE II.
                               BOARD OF DIRECTORS

      Section 1. Number. As provided in the Articles of Association, the Board of this Association shall consist of not less than five nor more than twenty-five members. At any meeting of the shareholders held for the purpose of electing directors, or changing the number thereof, the number of directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. Any vacancy occurring in the Board shall be filled by the remaining directors. Between meetings of the shareholders held for the purpose of electing directors, the Board by a majority vote of the full Board may increase the size of the Board by not more than four directors in any one year, but not to more than a total of twenty-five directors, and fill any vacancy so created in the Board. All directors shall hold office until their successors are elected and qualified.

      Section 2. Powers. The Board shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association and Bylaws of the Association and by law. The Board may appoint from time to time one or more committees for any purposes and with such powers as the Board may determine.

      Section 3. Organization. The President or the Chairman of the Board shall notify the directors-elect of their election and of the time at which they are required to meet for the purpose of organizing the new Board. If, at the time fixed for such meeting, there is not a quorum in attendance, the members present may adjourn from time to time until a quorum is secured, and no business shall be transacted until a majority of

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the directors-elect shall have taken the oath of office prescribed by law and shall otherwise duly qualified.

      The Board shall appoint one of its members President of this Association, who shall be Chairman of the Board, but the Board may appoint a Director in lieu of the President, to be Chairman of the Board, in which case the latter shall preside at all meetings and shall perform such other duties as may be designated by the Board. If a Chairman of the Board is so appointed in lieu of the President, in his absence the President shall preside at meetings of the Board. In the absence of a presiding officer, the Board shall appoint a Chairman pro tem. The Board shall appoint a recording officer who shall keep a record of the meetings and proceedings of the Board. The recording officer need not be a member of the Board.

      Section 4. Meetings. The regular meetings of the Board shall consist of the annual meeting following the annual election of directors by the shareholders, and quarterly meetings which shall be held at such place and at such time as the Chairman or President from time to time may designate. When the date of any regular meeting of the Board falls on a holiday, the meeting shall be held on the next ensuing business day other than a Saturday, or on such day and at such time as may have been ordered.

      Special meetings of the Board shall be held at any time upon the call of the Chairman of the Board, a Vice Chairman, the President, or the acting Chief Executive Officer, or upon written request of any three (3) directors.

      Notice of all meetings of the Board, whether regular or special, shall be given to each director either orally in person or by mail, telegraph or telephone, on or before the day of the meeting. Meetings of the Board or shareholders may be held by conference telephone or similar communication device by means of which all persons participating in the meeting can simultaneously hear each other. Participating in such a meeting shall constitute presence in person at such meeting.

      Section 5. Quorum. A majority of all the qualified directors shall constitute a quorum and shall be necessary for the transaction of business, but, if at any meeting there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is in attendance.

      Section 6. Advisory Board of Directors. The Board may appoint persons, who need not be shareholders or directors, to serve as advisory directors on an Advisory Board of Directors established to serve this bank or a group of affiliated banks of which this bank is one. An advisory director shall have such power and duties as may be determined by the Board, provided that advisory directors shall have no power to vote on matters presented to the Board for final decision and, provided further, that the


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Board's responsibility for the affairs of the Association shall in no respect be delegated or diminished.

      Section 7. Directors' Fees, etc. The Board shall have the power to fix and vote fees and compensation to directors and advisory directors of the Association for their services as directors and advisory directors, and also for their services as member of any committee or committees of the Association contemplated by these Bylaws or otherwise created or appointed by the Board, the Executive Committee, or the President of the Association. Nothing herein contained shall be construed to preclude any director or advisory director from serving the Association in any other capacity and being paid compensation therefor by the Association.

                                  ARTICLE III.
                                    OFFICERS

      Section 1. Officers. The Board may elect a Chairman of the Board of Directors and one (1) or more Vice Chairmen. The Board shall also elect a President. The Board shall elect, as appropriate, such additional officers as it may determine, including Executive Vice Presidents or Senior Vice Presidents. The Chief Executive Officer or in the absence of the Chief Executive Officer, the President, may appoint such other officers necessary to conduct the affairs of the Association.

      Section 2. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer of the Association, who shall be either the President or Chairman of the Board. The Board may also designate an officer or director to serve as acting Chief Executive Officer in the absence or incapacity of the Chief Executive Officer. Subject to the law and the control of the Board and the Executive Committee, the Chief Executive Officer, or, in the absence of the Chief Executive Officer, the President shall have authority to manage the affairs and business of the Association and prescribe and define the duties of its officers, agents and employees.

      Section 3. Term of Office. Any officer elected by the Board shall hold his office for the current year for which the Board by which he is elected was elected, unless he shall resign, become disqualified or be removed. The Chairman, Vice Chairman, and President can be removed by action of a majority of the Board. All other elected officers can be removed by order of the Chief Executive Officer, or in his absence, the President. Any other officer shall hold his office at the pleasure of the Chief Executive Officer, or, in his absence, the President.

      Section 4. Bonds. All officers, agents or employees as the business of the Association may require, shall give bond with surety to be approved and in a sum to


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be fixed by the Board or the Chairman or the President, conditioned upon the faithful and honest discharge of their respective duties.


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                                   ARTICLE IV.
                               STOCK CERTIFICATES

      Section 1. Forms. Certificates of stock, signed by any elected officer and any other officer, shall be issued to the shareholders, and each certificate shall state upon its face that such stock is transferable only upon the books of the Association.

      Section 2. Transfers. Certificates of stock of this Association shall be assignable and transferable only on the books of this Association subject to the restrictions and provisions of the national banking laws, and a transfer book shall be provided in which all assignments and transfers of stock shall be made. When stock is transferred, the certificates representing the same shall be returned to the bank, canceled and preserved, and new certificates issued.

      Section 3. Dividends. Transfers of stock shall not be suspended preparatory to the declaration of dividends; and, unless an agreement to the contrary shall be expressed in the assignment or assignments, dividends shall be paid to the shareholders in whose name the stock shall stand at the date of declaration of dividends.

                                   ARTICLE V.
                                   MINUTE BOOK

      The organization papers of this Association, the Bylaws as revised or amended from time to time and the proceedings of all regular and special meetings of the shareholders and the directors shall be recorded in a minute book or books. All reports of committees required to be made to the Board shall be recorded in a minute book or shall be filed by the recording officer. The minutes of each meeting of the shareholders and the Board shall be signed by the recording officer and approved by the Chairman of the meeting.

                                   ARTICLE VI.
                          CONVEYANCES, CONTRACTS, ETC.

      All transfers and conveyances of real estate, mortgages, and transfers, endorsements or assignments of stock, bonds, notes, debentures or other negotiable instruments, securities or personal property shall be signed by any elected or appointed officer.

      All checks, drafts, certificates of deposit and all funds of the Association held in its own or in a fiduciary capacity may be paid out by an order, draft or check bearing the manual or facsimile signature of any elected or appointed officer of the Association.


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      All mortgage satisfactions, releases, all types of loan agreements, all routine transactional documents of the Association may be executed by any elected or appointed officer of the Association.

      All other instruments not hereinabove specifically provided for, whether to be executed in a fiduciary capacity or otherwise, may be signed on behalf of the Association by any officer thereof.

      The Secretary of the Association or other proper officer may execute and certify that required action or authority has been given or has taken place by resolution of the Board under this Bylaw without the necessity of further action by the Board.

                                  ARTICLE VII.
                                      SEAL

      The Association shall have no corporate seal; provided, however, that if the use of a seal is required by, or is otherwise convenient or advisable pursuant to, the laws or regulations of any jurisdiction, the following seal may be used:

                                  ARTICLE VIII.
                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS, AND EMPLOYEES

      Section 1. The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the pertinent corporation) by reason of the fact that he is or was a director, advisory director or officer of the Association, or is or was serving at the request of the Association as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the


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pertinent corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the pertinent corporation.

      Section 2. The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the pertinent corporation to procure a judgment in its favor by reason of the fact that he is or was a director, advisory director or officer of the Association, or is or was serving at the request of the Association as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the pertinent corporation and except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the pertinent corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

      Section 3. To the extent that a director, advisory director, or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Association only upon a determination that indemnification of the director, advisory director, or officer is proper in the circumstances because he has met the applicable standards of conduct set fourth in said Sections 1 and 2. Such determination shall be made: (a) by the Board of the Association by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the Association or pertinent corporation) in a written opinion; or (c) by the stockholders of the Association.

      Section 5. Expenses incurred by any person who may have a right of indemnification under this Article in defending a civil or criminal action, suit, or proceeding may be paid by the Association in advance of the final disposition of such


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action, suit, or proceeding as authorized by its Board upon receipt of an undertaking by or on behalf of such person, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Association pursuant to this Article.

      Section 6. The indemnification provided by this Article is in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any certificate of incorporation, articles of incorporation, articles of association, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, advisory director, or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person; provided, that any indemnification realized other than under this Article shall apply as a credit against any indemnification provided by this Article.

      Section 7. The Association may purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer, employee, or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, if the Association would have the power to indemnify him against such liability under the provisions of the Article or of applicable law, if and whenever the Board of the Association deems it to be in the best interest of the Association to do so.

      Section 8. For purposes of this Article and indemnification hereunder, any person who is or was a director or officer of any other corporation of which the Association owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the request of the Association.

      Section 9. The Association may provide indemnification under this Article to any employee or agent of the Association or of any other corporation of which the Association owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, or other enterprise in which the Association)'n has or at the time had an interest as an owner, creditor, or otherwise, if and whenever the Board of the Association deems it in the best interest of the Association to do so.


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      Section 10. The Association may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the Association shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, if and whenever the Board of the Association deems it to be in the best interest of the Association to do so.

                                   ARTICLE IX.
                                   AMENDMENTS

      These Bylaws, or any of them, may be added to, altered, amended or repealed by the Board at any regular or special meeting of the Board.

(Adopted August 1, 1997)


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